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                         MONTGOMERY WARD & CO., INCORPORATED
                                   First Amendment
                                        to the
                         Montgomery Ward & Co., Incorporated
                           Savings and Profit Sharing Plan

                               Dated:  October 31, 1996

    WHEREAS, Montgomery Ward & Co., Incorporated, an Illinois corporation ("Ward"), maintains the Montgomery Ward & Co., Incorporated Savings and Profit Sharing Plan ("Plan"); and

    WHEREAS, pursuant to Section 18 AMENDMENT OR TERMINATION OF THE PLAN AND TRUST, the Benefit Plans Committee ("Committee") has reserved the power to amend the Plan under certain circumstances; and

    WHEREAS, the Committee desires to amend the Plan.

    NOW, THEREFORE, the Plan is amended effective January 1, 1996, unless otherwise indicated, in the following manner:

    1. Section 2.23 "Hours of Service" is amended by adding the following to the end thereof:

    "For purposes of determining the Associate's membership under Section 3. MEMBERSHIP, for purposes of determining the Associate's nonforfeitable interest in amounts under Section 11. ELIGIBILITY FOR BENEFITS or for purposes of determining both the Associate's eligibility for membership and nonforfeitable interest in amounts, an Associate shall be entitled to be credited with Hours of Service to which the Associate was credited as an employee of any organization which operated any trade or business, or any separate unit of a trade or business, substantially acquired by the Company, but only to the extent so provided by appropriate action of the Committee."

    2.   The following Section is hereby added immediately following Section
2.41 "Retirement Security Plan":

         "2.41A "Rollover Contribution" and "Rollover Contribution Account" means those contributions made pursuant to Section 10.6 and that portion of the Member's Account to which such contributions are credited."

    3. Section 2.53 is hereby amended by adding the following to the end thereof:

    "For purposes of determining Years of Service under SECTION 3. MEMBERSHIP and SECTION 11. ELIGIBILITY FOR BENEFITS, each Member who was employed by Amoco Oil Company or its affiliates on December 31, 1995 and who became an Associate of Montgomery Ward Life Insurance Company, also known as "Signature", on January 1, 1996 in connection with the Stock Purchase Agreement By and Between Amoco Oil Company, Amoco Oil Holding Company, Montgomery Ward & Co., Incorporated and Signature Financial/Marketing, Inc., dated December 29, 1995 shall have all years of service with Amoco Oil Company or its affiliates treated as Years of

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    Service with the Company.  Also, for purposes of determining Years of
    Service under SECTION 3. MEMBERSHIP and SECTION 11. ELIGIBILITY FOR BENEFITS, each Member who was an employee of Emanacom Data Services Inc. on July 16, 1996 and who became an Associate of Signature on July 16, 1996 shall have all years of service with Emanacom Data Services Inc. treated as Years of Service with the Company."

    4. The following subsection is added immediately following subsection 3.1(c) to read as follows:

         "(d) Notwithstanding the foregoing, each participant in the Amoco Employee Savings Plan ("Amoco Plan") on December 31, 1995 and each participant in the Amoco Oil Company Retirement Plan ("Amoco Oil Plan") on December 31, 1995 who became an Associate of Signature on January 1, 1996 (or, with respect to a participant in the Amoco Plan or the Amoco Oil Plan on December 31, 1995 who on January 1, 1996 was on medical, military, personal, educational or family leave status from Amoco Oil Company or its affiliates, who became an Associate of Signature on any date prior to January 1, 1997), shall be eligible to become a Member in the Plan as of the first day of the first month following the date he becomes an Associate of Signature even if such Associate shall have had less than one Year of Service, in which case such Associate shall be granted one Year of Service credit for purposes of eligibility and shall be deemed to be age 21 for purposes of SECTION 3. MEMBERSHIP, unless such Associate is a Highly Compensated Associate. Notwithstanding the foregoing, each employee of Emanacom Data Services Inc. on July 16, 1996 who became an Associate of Signature on July 16, 1996 shall become a Member in the Plan as of the first day of the first month following July 16, 1996."

    5. Section 10.6 is added immediately after Section 10.5 to read as follows:

         "10.6     Notwithstanding anything herein to the contrary, the
    Committee, in its sole discretion in connection with the Company's acquisition of businesses, may authorize an Associate to transfer to the Trust, to be held as part of the Associate's Rollover Contribution Account, cash received by the Associate in one or more distributions together constituting, under the Code, an eligible rollover distribution from or under another qualified trust or qualified plan. The Committee may, in its sole discretion, develop procedures for rolling over eligible distributions to the Plan. The interest of an Associate with respect to a Rollover Contribution to the Trust, together with earnings thereon, shall be fully vested, and the assets attributable thereto shall be held, invested and distributed pursuant to the terms of the Plan governing the Associate's After-Tax Supplemental Contribution Account; provided, however, that the interest of an Associate with respect to Rollover Contributions shall be segregated for accounting and reporting purposes."

    6. Effective July 1, 1994, Section 11.2 is amended to clarify an administrative practice by adding the following to the end thereof:

    "If a Member has received a distribution of less than 100% of the Member's Account and is subsequently rehired before incurring five (5) consecutive one (1) year Breaks in


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    Service, he may repay the amount of the distribution to the Trust before the earlier of five (5) years after the first day the Associate is rehired, or the close of the first period of five (5) consecutive one (1) year Breaks in Service commencing after the distribution. If upon termination of a Member's Service the balance of his nonforfeitable Account is zero, the Member shall be deemed to have received a distribution of such nonforfeitable Account upon termination of his Service. If a Member is deemed to have received a distribution, he may notify the Committee of his return to Service and his desire to have his account reinstated before the close of the first period of five (5) consecutive one (1) year Breaks in Service commencing after the deemed distribution ("Committee Notification"). Upon such repayment or Committee Notification, the Member shall be credited on the vesting schedule with all previous Years of Service, and the Member's Account will be credited with the amount of his Account which was not vested at the time of the termination of his Service. No additional Years of Service shall be credited, however, until the Member shall have completed one thousand (1,000) Hours of Service in any Plan Year ending after re-employment by the Company.

         The amount credited to the Account of a rehired Associate upon repayment of a distribution or Committee Notification will be restored from the following sources, to the extent necessary, in the order listed:

              (1)  Forfeitures for the Plan Year;

              (2)  Company contributions;

              (3)  Trust earnings or gains.

         In the event that the amount derived from the foregoing sources shall not be sufficient to restore the amount credited to the Member's Account upon repayment or Committee Notification, the Company shall be obligated to make an additional contribution to the Trust to the extent required.

         A Member who has received a distribution or is deemed to have received a distribution of his vested interest and either elects not to make repayment of such amount or elects not to perform Committee Notification and who has incurred (5) consecutive one (1) year Breaks in Service, shall not be entitled to an increase in the Member's pre-Break in Service credit based upon any post-Break in Service credit, but in determining the Member's post-Break in Service credit all of his pre-Break in Service and post-Break in Service credit shall be aggregated. If a termination of a Member's Service shall occur prior to the vesting of any of the Member's interest in his Account and if he is subsequently rehired, his pre-Break in Service and post-Break in Service credit will be aggregated if the period of his absence does not exceed the greater of five (5) consecutive one (1) year Breaks in Service or his Years of Service with the Company. If the Member's period of absence does exceed the greater of five (5) consecutive one (1) year Breaks in Service or his Years of Service with the Company, his pre-Break in Service credit shall not be considered in determining his vested interest."

    7. Section 12.3 is hereby amended by adding the following immediately after the words "that no such consent is required).":


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    "If a distribution is one to which the qualified joint and survivor and qualified preretirement survivor annuity rules do not apply and the Committee informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution or a particular distribution option, and the Member, after receiving such notice, affirmatively elects a distribution, the Committee may authorize the commencement of such distribution to begin as soon as administratively feasible."

    8. In all other respects, the Plan shall continue in full force and effect.






















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